Exhibit 99.2

AMERICAN Homes 4 Rent

Feel right at home.

Earnings Release and Supplemental Information Package

Third Quarter 2021

American Homes 4 Rent

2

American Homes 4 Rent
Earnings Press Release
American Homes 4 Rent Reports Third Quarter 2021 Financial and Operating Results
CALABASAS, Calif., Nov. 4, 2021—American Homes 4 Rent (NYSE: AMH) (the “Company”), a leading provider of high-quality single-family homes for rent, today announced its financial and operating results for the quarter ended September 30, 2021.
Highlights
•Rents and other single-family property revenues increased 10.3% year-over-year to $339.6 million for the third quarter of 2021.
•Net income attributable to common shareholders totaled $36.9 million, or $0.11 per diluted share, for the third quarter of 2021, compared to $22.6 million, or $0.07 per diluted share, for the third quarter of 2020.
•Core Funds from Operations (“Core FFO”) attributable to common share and unit holders increased 17.8% year-over-year to $0.35 per FFO share and unit for the third quarter of 2021 and Adjusted Funds from Operations (“Adjusted FFO”) attributable to common share and unit holders increased 20.7% year-over-year to $0.30 per FFO share and unit for the third quarter of 2021.
•Core Net Operating Income (“Core NOI”) from Same-Home properties increased by 8.2% year-over-year for the third quarter of 2021.
•Achieved Same-Home Average Occupied Days Percentage of 97.4% in the third quarter of 2021, while generating 15.9% rate growth on new leases.
•Issued $450.0 million of 2.375% unsecured senior notes due 2031 and $300.0 million of 3.375% unsecured senior notes due 2051 during the third quarter of 2021.
•Raised Full Year 2021 Core FFO attributable to common share and unit holders guidance midpoint by $0.04 per share and unit to $1.36, representing anticipated full year growth of 17.2% over prior year.
“I am incredibly proud of the American Homes 4 Rent team as we produced another quarter of strong operational execution and increased our full-year 2021 Core FFO per share growth expectations to over 17%,” stated David Singelyn, American Homes 4 Rent’s Chief Executive Officer. “We continue to see a long runway of strong demand for single-family rentals driven by our country’s housing shortage and the increasing number of households that desire single-family living but prefer the ease of rental lifestyle. And as we close out 2021, our differentiated strategy has positioned us with a portfolio mix poised for the future of our country’s migration patterns, with a highly efficient operating platform and industry leading build-to-rent development program. We believe that this will enable American Homes 4 Rent to continue producing industry leading cash flow growth and shareholder value creation into 2022 and beyond.”
Third Quarter 2021 Financial Results
Net income attributable to common shareholders totaled $36.9 million, or $0.11 per diluted share, for the third quarter of 2021, compared to $22.6 million, or $0.07 per diluted share, for the third quarter of 2020. This increase was primarily due to growth in the Company’s portfolio, a larger number of occupied properties and higher rental rates and fees, as well as lower financing costs as a result of the redemptions of our Series D and Series E perpetual preferred shares in the second quarter of 2021.
Rents and other single-family property revenues increased 10.3% to $339.6 million for the third quarter of 2021, compared to $307.9 million for the third quarter of 2020. Revenue growth was driven by an increase in our average occupied portfolio which grew to 52,889 homes for the third quarter of 2021, compared to 50,630 homes for the third quarter of 2020, as well as higher rental rates and fees.

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	3

American Homes 4 Rent
Earnings Press Release (continued)
Core NOI from our total portfolio increased 13.0% to $181.0 million for the third quarter of 2021, compared to $160.2 million for the third quarter of 2020. This growth was driven by an 11.2% increase in core revenues resulting from a larger number of occupied properties and higher rental rates and fees, partially offset by an 8.3% increase in core property operating expenses.
For the Company’s Same-Home portfolio, rents from single-family properties increased 6.6% to $245.5 million for the third quarter of 2021, compared to $230.2 million for the third quarter of 2020, which was driven by a 6.2% increase in Average Monthly Realized Rent per property and a 40 basis point increase in Average Occupied Days Percentage. This growth was further benefited by (i) 60 basis points of contribution from higher fees and (ii) 10 basis points from lower uncollectible rents, which resulted in 7.3% growth in core revenues from Same-Home properties. Core property operating expenses from Same-Home properties increased 5.7% to $90.4 million for the third quarter of 2021, compared to $85.5 million for the third quarter of 2020. As a result, Core NOI from Same-Home properties increased 8.2% to $155.9 million for the third quarter of 2021, compared to $144.1 million for the third quarter of 2020.
Core FFO attributable to common share and unit holders was $131.0 million, or $0.35 per FFO share and unit, for the third quarter of 2021, compared to $106.2 million, or $0.29 per FFO share and unit, for the third quarter of 2020. Adjusted FFO attributable to common share and unit holders was $113.3 million, or $0.30 per FFO share and unit, for the third quarter of 2021, compared to $89.6 million, or $0.25 per FFO share and unit, for the third quarter of 2020. These improvements were primarily attributable to growth in the Company’s portfolio, a larger number of occupied properties, higher rental rates and fees, as well as lower financing costs as a result of the redemptions of our Series D and Series E perpetual preferred shares in the second quarter of 2021.
Year-to-Date 2021 Financial Results
Net income attributable to common shareholders totaled $87.2 million, or $0.27 per diluted share, for the nine-month period ended September 30, 2021, compared to $58.2 million, or $0.19 per diluted share, for the nine-month period ended September 30, 2020. This increase was primarily due to growth in the Company’s portfolio, higher occupancy and higher rental rates and fees, as well as an increase in gain on sale and impairment of single-family properties and other, net and lower financing costs as a result of the redemptions of our Series D and Series E perpetual preferred shares in the second quarter of 2021, partially offset by a noncash charge related to these redemptions.
Rents and other single-family property revenues increased 10.3% to $965.8 million for the nine-month period ended September 30, 2021, compared to $876.0 million for the nine-month period ended September 30, 2020. Revenue growth was driven by an increase in our average occupied portfolio which grew to 52,269 homes for the nine-month period ended September 30, 2021, compared to 49,764 homes for the nine-month period ended September 30, 2020, as well as higher rental rates and fees, partially offset by increased uncollectible rents related to the COVID-19 pandemic.
Core NOI from our total portfolio increased 13.3% to $527.4 million for the nine-month period ended September 30, 2021, compared to $465.7 million for the nine-month period ended September 30, 2020. This growth was driven by a 10.5% increase in core revenues resulting from a larger number of occupied properties and higher rental rates and fees, partially offset by increased uncollectible rents related to the COVID-19 pandemic and a 5.9% increase in core property operating expenses.
For the Company’s Same-Home portfolio, rents from single-family properties increased 6.3% to $721.9 million for the nine-month period ended September 30, 2021, compared to $679.0 million for the nine-month period ended September 30, 2020, which was driven by a 4.5% increase in Average Monthly Realized Rent per property and a 160 basis point increase in Average Occupied Days Percentage. This growth was (i) further benefited by 60 basis points of contribution from higher fees

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	4

American Homes 4 Rent
Earnings Press Release (continued)
and (ii) partially offset by 30 basis points of drag from increased uncollectible rents related to the COVID-19 pandemic, which resulted in 6.6% growth in core revenues from Same-Home properties. Core property operating expenses from Same-Home properties increased 3.9% to $259.3 million for the nine-month period ended September 30, 2021, compared to $249.6 million for the nine-month period ended September 30, 2020. As a result, Core NOI from Same-Home properties increased 8.2% to $460.7 million for the nine-month period ended September 30, 2021, compared to $425.8 million for the nine-month period ended September 30, 2020.
Core FFO attributable to common share and unit holders was $370.7 million, or $0.99 per FFO share and unit, for the nine-month period ended September 30, 2021, compared to $304.1 million, or $0.85 per FFO share and unit, for the nine-month period ended September 30, 2020. Adjusted FFO attributable to common share and unit holders for the nine-month period ended September 30, 2021 was $328.3 million, or $0.88 per FFO share and unit, compared to $264.7 million, or $0.74 per FFO share and unit, for the nine-month period ended September 30, 2020. These improvements were primarily attributable to growth in the Company’s portfolio, a larger number of occupied properties, higher rental rates and fees, as well as lower financing costs as a result of the redemptions of our Series D and Series E perpetual preferred shares in the second quarter of 2021.
Collections Update
Collections remain strong with the Company reporting bad debt equivalent to 1.7% of its third quarter 2021 rental billings for its Same-Home portfolio, which reflects benefits from strengthening underlying collections as well as government rental assistance programs. The Company has helped its residents access nearly $14 million related to these government assistance programs throughout the course of the pandemic and continues to work with residents on a case-by-case basis.
Portfolio
As of September 30, 2021, the Company had an occupancy percentage of 95.8%, compared to 97.1% as of June 30, 2021. The decrease in occupancy percentage is primarily attributable to higher volumes of recent acquisitions. The occupancy percentage on Same-Home properties was 98.0% as of September 30, 2021, compared to 98.2% as of June 30, 2021.
Investments
As of September 30, 2021, the Company’s wholly-owned portfolio consisted of 56,077 homes, compared to 54,785 homes as of June 30, 2021, an increase of 1,292 homes during the third quarter of 2021, which included 368 newly constructed properties delivered through our AMH Development Program and 1,014 homes acquired through our National Builder Program and traditional acquisition channel, partially offset by 90 homes sold. As of September 30, 2021, the Company had 604 properties held for sale, compared to 589 properties as of June 30, 2021. Also, as of September 30, 2021, the Company had an additional 1,729 properties held in unconsolidated joint ventures, representing a net increase of 199 properties, compared to 1,530 properties held in unconsolidated joint ventures as of June 30, 2021.
Capital Activities, Balance Sheet and Liquidity
In July 2021, American Homes 4 Rent, L.P. (the “Operating Partnership”), the entity through which the Company conducts substantially all of its business and owns, directly or through subsidiaries, substantially all of its assets, issued $450.0 million of 2.375% unsecured senior notes with a maturity date of July 15, 2031 and $300.0 million of 3.375% unsecured senior notes with a maturity date of July 15, 2051. Interest on the notes is payable semi-annually in arrears on January 15 and July 15 of each year, commencing on January 15, 2022. The Operating Partnership received aggregate net proceeds of $731.6 million from these issuances, after underwriting fees of approximately $5.6 million and a $12.8 million discount, and before offering

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	5

American Homes 4 Rent
Earnings Press Release (continued)
costs of $1.4 million. The Operating Partnership used the net proceeds from this offering to repay amounts outstanding on its revolving credit facility and for general corporate purposes, including, without limitation, property acquisitions and developments, the expansion, redevelopment and/or improvement of existing properties in the Operating Partnership’s portfolio, other capital expenditures, the redemption of its preferred shares, the repayment of outstanding indebtedness, working capital and other general purposes.
In September 2021, the Company issued and physically settled 11,400,000 Class A common shares under the May 2021 forward sale agreements, receiving net proceeds of $399.0 million. As of September 30, 2021, 1,845,000 Class A common shares remained available for future settlement under the May 2021 forward sale agreements.
As of September 30, 2021, the Company had cash and cash equivalents of $64.0 million and had total outstanding debt of $3.6 billion, excluding unamortized discounts and unamortized deferred financing costs, with a weighted-average interest rate of 4.0% and a weighted-average term to maturity of 12.7 years. The Company had no outstanding borrowings on its $1.25 billion revolving credit facility at the end of the quarter. Additionally, the Company has no debt maturities, other than recurring principal amortization, until 2024. During the third quarter of 2021, the Company generated $75.7 million of Retained Cash Flow and sold 90 properties generating $26.9 million of net proceeds.

2021 Guidance
The Company is providing revised 2021 guidance based on its current and expected views of the single-family rental market and general economic conditions. However, the extent to which the pandemic may continue to impact us and our residents will continue to depend on future developments. These include resurgences, new variants or strains, such as the Delta variant, the impact of government regulations, vaccine adoption rates (including boosters), the effectiveness of vaccines, employee retention issues resulting from vaccine mandates, and the direct and indirect economic effects of the pandemic and containment measures, among others. We will continue to monitor these events which may result in future revisions to our guidance estimates.
Guidance Summary

Full Year 2021
	Previous Guidance	Current Guidance
Core FFO attributable to common share and unit holders	$1.29 - $1.35	$1.34 - $1.38
Core FFO attributable to common share and unit holders growth	11.2% - 16.4%	15.5% - 19.0%

Same-Home
Core revenues growth	5.00% - 6.00%	6.50% - 7.00%
Core property operating expenses growth	4.00% - 5.50%	4.25% - 5.25%
Core NOI growth	5.25% - 6.75%	7.50% - 8.50%
Changes to Full Year 2021 guidance:
•Updates to Full Year 2021 guidance reflect strengthened core revenues outlook primarily driven by strong occupancy and leasing results as well as additional contribution from our external growth program which we have increased by approximately $200 million to a new range of $1.6 billion to $1.8 billion, which now includes between 3,700 and 4,100 wholly-owned inventory additions as well as increased investments into our wholly-owned land and development pipeline and pro-rata share of joint venture investments. When combined with 100% of gross joint venture investments, we now expect to deploy total gross capital of $1.8 billion to $2.0 billion for the year.

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	6

American Homes 4 Rent
Earnings Press Release (continued)
Note: The Company does not provide guidance for the most comparable GAAP financial measures of net income or loss, total revenues and property operating expenses, or a reconciliation of the above-listed forward-looking non-GAAP financial measures to the comparable GAAP financial measures because we are unable to reasonably predict certain items contained in the GAAP measures, including non-recurring and infrequent items that are not indicative of the Company’s ongoing operations. Such items include, but are not limited to, net gain or loss on sales and impairment of single-family properties, casualty loss, Non-Same-Home revenues and Non-Same-Home property operating expenses. These items are uncertain, depend on various factors and could have a material impact on our GAAP results for the guidance period.
Additional Information
A copy of the Company’s Third Quarter 2021 Earnings Release and Supplemental Information Package and this press release are available on our website at www.americanhomes4rent.com. This information has also been furnished to the SEC in a current report on Form 8-K.

Conference Call
A conference call is scheduled on Friday, November 5, 2021 at 12:00 p.m. Eastern Time to discuss the Company’s financial results for the quarter ended September 30, 2021 and to provide an update on its business. The domestic dial-in number is (877) 451-6152 (U.S. and Canada) and the international dial-in number is (201) 389-0879 (passcode not required). A simultaneous audio webcast may be accessed by using the link at www.americanhomes4rent.com, under “Investor relations.” A replay of the conference call may be accessed through Friday, November 19, 2021 by calling (844) 512-2921 (U.S. and Canada) or (412) 317-6671 (international), replay passcode number 13723944#, or by using the link at www.americanhomes4rent.com, under “Investor relations.”
About American Homes 4 Rent
American Homes 4 Rent (NYSE: AMH) is a leader in the single-family home rental industry and “American Homes 4 Rent” is a nationally recognized brand for rental homes, known for high-quality, good value and resident satisfaction. We are an internally managed Maryland real estate investment trust, or REIT, focused on acquiring, developing, renovating, leasing, and operating attractive, single-family homes as rental properties. As of September 30, 2021, we owned 56,077 single-family properties in selected submarkets in 22 states.
Forward-Looking Statements
This press release and the accompanying Supplemental Information Package contain “forward-looking statements.” These forward-looking statements relate to beliefs, expectations or intentions and similar statements concerning matters that are not of historical fact and are generally accompanied by words such as “estimate,” “project,” “predict,” “believe,” “expect,” “anticipate,” “intend,” “potential,” “plan,” “goal,” “outlook,” “guidance” or other words that convey the uncertainty of future events or outcomes. Examples of forward-looking statements contained in this press release include, among others, our 2021 Guidance, our expectations with respect to the impacts of the COVID-19 pandemic, our belief that our acquisition and homebuilding programs will result in continued growth and the estimated timing of our development deliveries set forth in the Supplemental Information Package. The Company has based these forward-looking statements on its current expectations and assumptions about future events. While the Company’s management considers these expectations to be reasonable, they are inherently subject to risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond the Company’s control and could cause actual results to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company undertakes no obligation to

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	7

American Homes 4 Rent
Earnings Press Release (continued)
update any forward-looking statements to conform to actual results or changes in its expectations, unless required by applicable law. Currently, one of the most significant factors that could cause actual outcomes to differ materially from our forward-looking statements is the adverse effect of the COVID-19 pandemic. The extent to which COVID-19 will impact our future financial results will depend on future developments, which are highly uncertain and cannot be predicted with confidence, including the scope, severity and duration of the pandemic, including resurgences, new variants or strains, such as the Delta variant, the impact of government regulations, vaccine adoption rates (including boosters), the effectiveness of vaccines, employee retention issues resulting from vaccine mandates, and the direct and indirect economic effects of the pandemic and containment measures, among others. For a further description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to the business of the Company in general, see the “Risk Factors” disclosed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, and in the Company’s subsequent filings with the SEC.

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	8

American Homes 4 Rent
Fact Sheet
(Amounts in thousands, except per share and property data)
(Unaudited)

	For the Three Months Ended Sep 30,		For the Nine Months Ended Sep 30,
	2021	2020	2021	2020
Operating Data
Net income attributable to common shareholders	$36,869	$22,552	$87,185	$58,165
Core revenues	$286,840	$257,997	$829,258	$750,586
Core NOI	$180,987	$160,229	$527,425	$465,671
Core NOI margin	63.1%	62.1%	63.6%	62.0%
Platform Efficiency Percentage	12.1%	12.7%	12.3%	12.9%
Fully Adjusted EBITDAre	$153,046	$134,972	$455,333	$401,159
Fully Adjusted EBITDAre Margin	52.8%	52.0%	54.4%	53.2%
Per FFO share and unit:
FFO attributable to common share and unit holders	$0.33	$0.28	$0.89	$0.81
Core FFO attributable to common share and unit holders	$0.35	$0.29	$0.99	$0.85
Adjusted FFO attributable to common share and unit holders	$0.30	$0.25	$0.88	$0.74

	Sep 30, 2021	Jun 30, 2021	Mar 31, 2021	Dec 31, 2020	Sep 30, 2020
Selected Balance Sheet Information - end of period
Single-family properties in operation, net	$8,955,100	$8,546,652	$8,330,166	$8,245,388	$8,158,937
Total assets	$10,505,367	$9,968,726	$9,686,701	$9,593,625	$9,600,363
Outstanding borrowings under revolving credit facility	$—	$620,000	$80,000	$—	$—
Total Debt	$3,580,431	$3,456,214	$2,922,374	$2,848,492	$2,853,883
Total Market Capitalization	$18,671,083	$18,379,670	$16,096,244	$14,783,745	$14,226,536
Total Debt to Total Market Capitalization	19.2%	18.8%	18.2%	19.3%	20.1%
Net Debt to Adjusted EBITDAre	5.3 x	5.3 x	4.5 x	4.4 x	4.2 x
Net Debt and Preferred Shares to Adjusted EBITDAre	5.9 x	5.9 x	6.0 x	5.9 x	5.7 x
NYSE AMH Class A common share closing price	$38.12	$38.85	$33.34	$30.00	$28.48

Portfolio Data - end of period
Occupied single-family properties	53,133	52,645	52,025	51,271	51,090
Single-family properties recently acquired or developed	1,037	411	150	233	82
Single-family properties in turnover process	789	577	744	977	893
Single-family properties leased, not yet occupied	514	563	429	392	351
Total single-family properties, excluding properties held for sale	55,473	54,196	53,348	52,873	52,416
Single-family properties held for sale	604	589	636	711	813
Total single-family properties	56,077	54,785	53,984	53,584	53,229
Total occupancy percentage (1)	95.8%	97.1%	97.5%	97.0%	97.5%
Total Average Occupied Days Percentage	97.0%	97.3%	97.1%	97.2%	96.9%
Same-Home occupancy percentage (46,832 properties)	98.0%	98.2%	98.1%	97.6%	97.8%
Same-Home Average Occupied Days Percentage (46,832 properties)	97.4%	97.9%	97.3%	97.4%	97.0%

Other Data
Distributions declared per common share	$0.10	$0.10	$0.10	$0.05	$0.05
Distributions declared per Series D perpetual preferred share (2)	$—	$0.30	$0.41	$0.41	$0.41
Distributions declared per Series E perpetual preferred share (3)	$—	$0.40	$0.40	$0.40	$0.40
Distributions declared per Series F perpetual preferred share	$0.37	$0.37	$0.37	$0.37	$0.37
Distributions declared per Series G perpetual preferred share	$0.37	$0.37	$0.37	$0.37	$0.37
Distributions declared per Series H perpetual preferred share	$0.39	$0.39	$0.39	$0.39	$0.39
(1)Occupancy percentage is calculated based on total single-family properties, excluding properties held for sale.
(2)The 6.500% Series D perpetual preferred shares were redeemed on June 7, 2021 and the distributions for the three months ended June 30, 2021 represent the accrued and unpaid dividends paid to shareholders as part of the redemption.
(3)The 6.350% Series E perpetual preferred shares were redeemed on June 30, 2021.

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	9

American Homes 4 Rent
Condensed Consolidated Statements of Operations
(Amounts in thousands, except share and per share data)
(Unaudited)

	For the Three Months Ended Sep 30,		For the Nine Months Ended Sep 30,
	2021	2020	2021	2020
Rents and other single-family property revenues	$339,563	$307,932	$965,790	$875,963

Expenses:
Property operating expenses	134,694	126,174	369,966	344,107
Property management expenses	24,562	21,976	70,677	67,512
General and administrative expense	12,647	12,570	40,645	35,329
Interest expense	31,097	29,267	86,630	88,540
Acquisition and other transaction costs	3,279	1,616	11,093	5,719
Depreciation and amortization	94,494	86,996	275,682	254,653
Total expenses	300,773	278,599	854,693	795,860

Gain on sale and impairment of single-family properties and other, net	9,572	12,206	36,401	28,522
Other income and expense, net	139	(1,386)	1,738	862

Net income	48,501	40,153	149,236	109,487

Noncontrolling interest	5,869	3,819	14,012	9,976
Dividends on preferred shares	5,763	13,782	32,160	41,346
Redemption of perpetual preferred shares	—	—	15,879	—

Net income attributable to common shareholders	$36,869	$22,552	$87,185	$58,165

Weighted-average common shares outstanding:
Basic	324,002,538	308,080,226	320,267,903	303,319,053
Diluted	326,206,423	308,541,502	321,879,235	303,775,556

Net income attributable to common shareholders per share:
Basic	$0.11	$0.07	$0.27	$0.19
Diluted	$0.11	$0.07	$0.27	$0.19

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	10

American Homes 4 Rent
Funds from Operations
(Amounts in thousands, except share and per share data)
(Unaudited)

	For the Three Months Ended Sep 30,		For the Nine Months Ended Sep 30,
	2021	2020	2021	2020
Net income attributable to common shareholders	$36,869	$22,552	$87,185	$58,165
Adjustments:
Noncontrolling interests in the Operating Partnership	5,869	3,819	14,012	9,976
Gain on sale and impairment of single-family properties and other, net	(9,572)	(12,206)	(36,401)	(28,522)
Adjustments for unconsolidated joint ventures	723	393	1,554	1,019
Depreciation and amortization	94,494	86,996	275,682	254,653
Less: depreciation and amortization of non-real estate assets	(2,894)	(2,296)	(8,287)	(6,552)
FFO attributable to common share and unit holders	$125,489	$99,258	$333,745	$288,739
Adjustments:
Acquisition, other transaction costs and other (1)	3,279	4,753	11,093	9,265
Noncash share-based compensation - general and administrative	1,557	1,723	7,722	4,741
Noncash share-based compensation - property management	680	447	2,278	1,327
Redemption of perpetual preferred shares	—	—	15,879	—
Core FFO attributable to common share and unit holders	$131,005	$106,181	$370,717	$304,072
Recurring Capital Expenditures	(16,921)	(15,397)	(39,789)	(36,292)
Leasing costs	(792)	(1,157)	(2,672)	(3,059)
Adjusted FFO attributable to common share and unit holders	$113,292	$89,627	$328,256	$264,721

Per FFO share and unit:
FFO attributable to common share and unit holders	$0.33	$0.28	$0.89	$0.81
Core FFO attributable to common share and unit holders	$0.35	$0.29	$0.99	$0.85
Adjusted FFO attributable to common share and unit holders	$0.30	$0.25	$0.88	$0.74

Weighted-average FFO shares and units:
Common shares outstanding	324,002,538	308,080,226	320,267,903	303,319,053
Share-based compensation plan and forward sale equity contracts (2)	2,579,441	695,681	1,927,006	691,964
Operating partnership units	51,376,980	52,026,980	51,471,852	52,026,980
Total weighted-average FFO shares and units	377,958,959	360,802,887	373,666,761	356,037,997
(1)Included in acquisition, other transaction costs and other is a net $2.9 million nonrecurring expense related to a legal matter involving a former employee during the three and nine months ended September 30, 2020.
(2)Reflects the effect of potentially dilutive securities issuable upon the assumed vesting/exercise of restricted stock units and stock options and the dilutive effect of forward sale equity contracts under the treasury stock method.

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	11

American Homes 4 Rent
Core Net Operating Income – Total Portfolio
(Amounts in thousands)
(Unaudited)

	For the Three Months Ended Sep 30,		For the Nine Months Ended Sep 30,
	2021	2020	2021	2020
Rents from single-family properties	$286,236	$258,756	$831,880	$754,850
Fees from single-family properties	5,956	4,338	16,656	11,663
Bad debt	(5,352)	(5,097)	(19,278)	(15,927)
Core revenues	286,840	257,997	829,258	750,586

Property tax expense	47,824	45,341	143,212	135,458
HOA fees, net (1)	5,554	5,060	15,823	14,559
R&M and turnover costs, net (1)	26,675	24,030	67,914	64,151
Insurance	2,987	2,467	8,717	7,200
Property management expenses, net (2)	22,813	20,870	66,167	63,547
Core property operating expenses	105,853	97,768	301,833	284,915

Core NOI	$180,987	$160,229	$527,425	$465,671
Core NOI margin	63.1%	62.1%	63.6%	62.0%

	For the Three Months Ended Sep 30, 2021
	Same-Home Properties	Stabilized Properties	Non-Stabilized Properties (3)	Held for Sale Properties	Total Single-Family Properties
Property count	46,832	4,445	4,196	604	56,077
Average Occupied Days Percentage	97.4%	98.5%	89.3%	81.3%	96.9%

Rents from single-family properties	$245,501	$25,009	$12,894	$2,832	$286,236
Fees from single-family properties	4,940	469	497	50	5,956
Bad debt	(4,120)	(364)	(533)	(335)	(5,352)
Core revenues	246,321	25,114	12,858	2,547	286,840

Property tax expense	41,558	3,363	2,190	713	47,824
HOA fees, net (1)	4,752	372	307	123	5,554
R&M and turnover costs, net (1)	22,833	1,512	1,672	658	26,675
Insurance	2,495	293	150	49	2,987
Property management expenses, net (2)	18,757	1,953	1,839	264	22,813
Core property operating expenses	90,395	7,493	6,158	1,807	105,853

Core NOI	$155,926	$17,621	$6,700	$740	$180,987
Core NOI margin	63.3%	70.2%	52.1%	29.1%	63.1%
(1)Presented net of tenant charge-backs.
(2)Presented net of tenant charge-backs and excludes noncash share-based compensation expense related to centralized and field property management employees.
(3)Includes 1,925 newly acquired properties that do not meet the definition of Stabilized Property at the start of the quarter and 2,271 legacy-tenant properties which have not experienced tenant turnover under our ownership (the majority of which were acquired through bulk acquisitions, such as the ARPI merger) or properties currently out of service due to a casualty loss.

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	12

American Homes 4 Rent
Same-Home Results – Quarterly and Year-to-Date Comparisons
(Amounts in thousands, except property and per property data)
(Unaudited)

	For the Three Months Ended Sep 30,			For the Nine Months Ended Sep 30,
	2021	2020	Change	2021	2020	Change
Number of Same-Home properties	46,832	46,832		46,832	46,832
Occupancy percentage as of period end	98.0%	97.8%	0.2%	98.0%	97.8%	0.2%
Average Occupied Days Percentage	97.4%	97.0%	0.4%	97.5%	95.9%	1.6%
Average Monthly Realized Rent per property	$1,794	$1,690	6.2%	$1,756	$1,680	4.5%
Turnover Rate	8.9%	9.2%	(0.3)%	23.9%	26.6%	(2.7)%
Turnover Rate - TTM	30.7%	N/A		30.7%	N/A

Core NOI:
Rents from single-family properties	$245,501	$230,206	6.6%	$721,855	$678,986	6.3%
Fees from single-family properties	4,940	3,757	31.5%	13,937	10,099	38.0%
Bad debt	(4,120)	(4,361)	(5.5)%	(15,832)	(13,709)	15.5%
Core revenues	246,321	229,602	7.3%	719,960	675,376	6.6%

Property tax expense	41,558	40,334	3.0%	124,863	120,231	3.9%
HOA fees, net (1)	4,752	4,459	6.6%	13,633	12,726	7.1%
R&M and turnover costs, net (1)	22,833	20,861	9.5%	58,162	55,667	4.5%
Insurance	2,495	2,131	17.1%	7,350	6,279	17.1%
Property management expenses, net (2)	18,757	17,708	5.9%	55,268	54,648	1.1%
Core property operating expenses	90,395	85,493	5.7%	259,276	249,551	3.9%

Core NOI	$155,926	$144,109	8.2%	$460,684	$425,825	8.2%
Core NOI margin	63.3%	62.8%		64.0%	63.1%

Recurring Capital Expenditures	14,796	13,677	8.2%	34,977	33,115	5.6%
Core NOI After Capital Expenditures	$141,130	$130,432	8.2%	$425,707	$392,710	8.4%

Property Enhancing Capex	$13,705	$13,505		$41,631	$31,955

Per property:
Average Recurring Capital Expenditures	$316	$292	8.2%	$747	$707	5.6%
Average R&M and turnover costs, net, plus Recurring Capital Expenditures	$804	$737	9.1%	$1,989	$1,896	4.9%
(1)Presented net of tenant charge-backs.
(2)Presented net of tenant charge-backs and excludes noncash share-based compensation expense related to centralized and field property management employees.

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	13

American Homes 4 Rent
Same-Home Results – Sequential Quarterly Results
(Amounts in thousands, except per property data)
(Unaudited)

	For the Three Months Ended
	Sep 30, 2021	Jun 30, 2021	Mar 31, 2021	Dec 31, 2020	Sep 30, 2020
Occupancy percentage as of period end	98.0%	98.2%	98.1%	97.6%	97.8%
Average Occupied Days Percentage	97.4%	97.9%	97.3%	97.4%	97.0%
Average Monthly Realized Rent per property	$1,794	$1,751	$1,723	$1,698	$1,690

Average Change in Rent for Renewals	5.7%	5.4%	5.1%	4.3%	1.1%
Average Change in Rent for Re-Leases	15.9%	13.7%	10.0%	7.6%	6.0%
Average Blended Change in Rent	9.1%	8.0%	6.9%	5.5%	2.8%

Core NOI:
Rents from single-family properties	$245,501	$240,868	$235,486	$232,346	$230,206
Fees from single-family properties	4,940	4,618	4,379	4,062	3,757
Bad debt	(4,120)	(5,966)	(5,746)	(5,511)	(4,361)
Core revenues	246,321	239,520	234,119	230,897	229,602

Property tax expense	41,558	41,849	41,456	39,748	40,334
HOA fees, net (1)	4,752	4,595	4,286	4,486	4,459
R&M and turnover costs, net (1)	22,833	19,763	15,566	16,301	20,861
Insurance	2,495	2,455	2,400	2,132	2,131
Property management expenses, net (2)	18,757	17,764	18,747	18,228	17,708
Core property operating expenses	90,395	86,426	82,455	80,895	85,493

Core NOI	$155,926	$153,094	$151,664	$150,002	$144,109
Core NOI margin	63.3%	63.9%	64.8%	65.0%	62.8%

Recurring Capital Expenditures	14,796	11,638	8,543	8,583	13,677
Core NOI After Capital Expenditures	$141,130	$141,456	$143,121	$141,419	$130,432

Property Enhancing Capex	$13,705	$15,112	$12,814	$13,008	$13,505

Per property:
Average Recurring Capital Expenditures	$316	$249	$182	$183	$292
Average R&M and turnover costs, net, plus Recurring Capital Expenditures	$804	$671	$514	$531	$737
(1)Presented net of tenant charge-backs.
(2)Presented net of tenant charge-backs and excludes noncash share-based compensation expense related to centralized and field property management employees.

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	14

American Homes 4 Rent
Same-Home Results – Operating Metrics by Market

	Number of Properties	Gross Book Value per Property	% of 3Q21 NOI	Avg. Change in Rent for Renewals (1)	Avg. Change in Rent for Re-Leases (1)	Avg. Blended Change in Rent (1)
Atlanta, GA	4,147	$183,115	8.2%	6.1%	17.9%	9.8%
Dallas-Fort Worth, TX	3,905	167,875	7.6%	5.7%	13.8%	8.3%
Charlotte, NC	3,442	196,461	7.8%	5.6%	15.4%	8.8%
Indianapolis, IN	2,751	157,171	4.7%	5.6%	15.0%	9.4%
Houston, TX	2,529	169,206	4.5%	4.9%	9.9%	6.3%
Phoenix, AZ	2,590	179,169	5.8%	8.0%	26.0%	13.6%
Nashville, TN	2,443	217,976	6.4%	5.5%	13.9%	8.2%
Jacksonville, FL	2,142	176,598	4.6%	6.0%	17.9%	10.4%
Tampa, FL	2,037	199,223	4.3%	5.6%	18.4%	9.7%
Columbus, OH	1,959	174,545	4.1%	5.8%	14.4%	8.5%
Cincinnati, OH	1,923	178,454	4.1%	5.8%	14.2%	9.0%
Raleigh, NC	1,890	186,313	4.2%	5.2%	15.6%	8.7%
Greater Chicago area, IL and IN	1,680	185,733	3.1%	5.6%	13.8%	8.0%
Orlando, FL	1,480	182,503	3.0%	4.9%	15.4%	8.1%
Salt Lake City, UT	1,338	248,268	3.8%	6.4%	18.4%	9.9%
Charleston, SC	1,026	197,511	2.2%	5.2%	12.6%	8.3%
Las Vegas, NV	925	180,082	2.1%	6.9%	21.5%	11.6%
San Antonio, TX	924	163,947	1.7%	5.0%	14.0%	8.4%
Savannah/Hilton Head, SC	855	181,873	1.8%	5.7%	17.2%	10.3%
Austin, TX	711	198,279	1.5%	5.4%	14.8%	8.4%
All Other (2)	6,135	203,272	14.5%	5.1%	16.2%	8.8%
Total/Average	46,832	$186,793	100.0%	5.7%	15.9%	9.1%

	Average Occupied Days Percentage			Average Monthly Realized Rent per Property
	3Q21 QTD	3Q20 QTD	Change	3Q21 QTD	3Q20 QTD	Change
Atlanta, GA	97.3%	97.0%	0.3%	$1,782	$1,677	6.3%
Dallas-Fort Worth, TX	97.0%	96.4%	0.6%	1,896	1,795	5.6%
Charlotte, NC	97.1%	97.9%	(0.8)%	1,746	1,649	5.9%
Indianapolis, IN	96.8%	97.1%	(0.3)%	1,574	1,481	6.3%
Houston, TX	97.2%	96.1%	1.1%	1,765	1,698	3.9%
Phoenix, AZ	98.0%	98.0%	—%	1,688	1,532	10.2%
Nashville, TN	97.3%	95.9%	1.4%	1,907	1,792	6.4%
Jacksonville, FL	97.8%	97.1%	0.7%	1,736	1,625	6.8%
Tampa, FL	98.4%	96.9%	1.5%	1,857	1,745	6.4%
Columbus, OH	97.0%	98.2%	(1.2)%	1,802	1,697	6.2%
Cincinnati, OH	97.4%	97.1%	0.3%	1,767	1,660	6.4%
Raleigh, NC	97.6%	96.7%	0.9%	1,666	1,580	5.4%
Greater Chicago area, IL and IN	98.3%	97.6%	0.7%	2,014	1,919	5.0%
Orlando, FL	98.1%	96.1%	2.0%	1,824	1,738	4.9%
Salt Lake City, UT	97.7%	97.4%	0.3%	1,966	1,833	7.3%
Charleston, SC	96.9%	96.6%	0.3%	1,864	1,754	6.3%
Las Vegas, NV	97.4%	97.7%	(0.3)%	1,772	1,639	8.1%
San Antonio, TX	96.6%	95.5%	1.1%	1,674	1,583	5.7%
Savannah/Hilton Head, SC	98.5%	96.6%	1.9%	1,697	1,609	5.5%
Austin, TX	97.5%	96.9%	0.6%	1,814	1,714	5.8%
All Other (2)	97.2%	97.0%	0.2%	1,834	1,730	6.0%
Total/Average	97.4%	97.0%	0.4%	$1,794	$1,690	6.2%
(1)Reflected for the three months ended September 30, 2021.
(2)Represents 15 markets in 13 states.

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	15

American Homes 4 Rent
Condensed Consolidated Balance Sheets
(Amounts in thousands)

	Sep 30, 2021	Dec 31, 2020
	(Unaudited)
Assets
Single-family properties:
Land	$2,001,598	$1,836,798
Buildings and improvements	8,947,009	8,163,023
Single-family properties in operation	10,948,607	9,999,821
Less: accumulated depreciation	(1,993,507)	(1,754,433)
Single-family properties in operation, net	8,955,100	8,245,388
Single-family properties under development and development land	733,260	510,365
Single-family properties held for sale, net	106,232	129,026
Total real estate assets, net	9,794,592	8,884,779
Cash and cash equivalents	63,997	137,060
Restricted cash	137,997	128,017
Rent and other receivables	53,414	41,544
Escrow deposits, prepaid expenses and other assets	198,836	163,171
Investments in unconsolidated joint ventures	110,586	93,109
Asset-backed securitization certificates	25,666	25,666
Goodwill	120,279	120,279
Total assets	$10,505,367	$9,593,625

Liabilities
Revolving credit facility	$—	$—
Asset-backed securitizations, net	1,913,322	1,927,607
Unsecured senior notes, net	1,621,342	889,805
Accounts payable and accrued expenses	388,048	298,949
Amounts payable to affiliates	—	4,834
Total liabilities	3,922,712	3,121,195

Commitments and contingencies

Equity
Shareholders’ equity:
Class A common shares	3,338	3,160
Class B common shares	6	6
Preferred shares	154	354
Additional paid-in capital	6,353,611	6,223,256
Accumulated deficit	(452,949)	(443,522)
Accumulated other comprehensive income	1,933	5,840
Total shareholders’ equity	5,906,093	5,789,094
Noncontrolling interest	676,562	683,336
Total equity	6,582,655	6,472,430

Total liabilities and equity	$10,505,367	$9,593,625

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	16

American Homes 4 Rent
Debt Summary as of September 30, 2021
(Amounts in thousands)
(Unaudited)

	Secured	Unsecured	Total Balance	% of Total	Interest Rate (1)	Years to Maturity (2)
Floating rate debt:
Revolving credit facility (3)	$—	$—	$—	—%	1.18%	4.5
Total floating rate debt	—	—	—	—%	1.18%	4.5

Fixed rate debt:
AH4R 2014-SFR2	475,336	—	475,336	13.3%	4.42%	3.0
AH4R 2014-SFR3	490,585	—	490,585	13.7%	4.40%	3.2
AH4R 2015-SFR1	516,249	—	516,249	14.3%	4.14%	23.5
AH4R 2015-SFR2	448,261	—	448,261	12.5%	4.36%	24.0
2028 unsecured senior notes	—	500,000	500,000	14.0%	4.08%	6.4
2029 unsecured senior notes	—	400,000	400,000	11.2%	4.90%	7.4
2031 unsecured senior notes	—	450,000	450,000	12.6%	2.46%	9.8
2051 unsecured senior notes	—	300,000	300,000	8.4%	3.38%	29.8
Total fixed rate debt	1,930,431	1,650,000	3,580,431	100.0%	4.04%	12.7

Total Debt	$1,930,431	$1,650,000	3,580,431	100.0%	4.04%	12.7

Unamortized discounts and loan costs			(45,767)
Total debt per balance sheet			$3,534,664

Maturity Schedule by Year (2)	Total Debt	% of Total
Remaining 2021	$5,179	0.1%
2022	20,714	0.6%
2023	20,714	0.6%
2024	952,795	26.5%
2025	10,302	0.3%
2026	10,302	0.3%
2027	10,302	0.3%
2028	510,302	14.3%
2029	410,302	11.5%
2030	10,302	0.3%
Thereafter	1,619,217	45.2%
Total	$3,580,431	100.0%
(1)Interest rates are as of September 30, 2021 and reflect the effect of any hedging instruments, as applicable.
(2)Years to maturity and maturity schedule reflect all debt on a fully extended basis.
(3)The interest rate shown above reflects the Company’s LIBOR-based borrowing rate, based on 1-month LIBOR and applicable margin as of period end. Balance reflects borrowings outstanding as of September 30, 2021.

Interest Expense Reconciliation

	For the Three Months Ended Sep 30,		For the Nine Months Ended Sep 30,
(Amounts in thousands)	2021	2020	2021	2020
Interest expense per income statement and included in Core FFO attributable to common share and unit holders	$31,097	$29,267	$86,630	$88,540
Less: amortization of discounts, loan costs and cash flow hedge	(2,462)	(1,867)	(6,290)	(5,564)
Add: capitalized interest	9,064	4,808	21,829	14,529
Cash interest	$37,699	$32,208	$102,169	$97,505

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	17

American Homes 4 Rent
Capital Structure and Credit Metrics as of September 30, 2021
(Amounts in thousands, except share and per share data)
(Unaudited)

Total Capitalization
Total Debt		$3,580,431	19.2%

Total preferred shares		385,000	2.1%

Common equity at market value:
Common shares outstanding	334,395,633
Operating partnership units	51,376,980
Total shares and units	385,772,613
NYSE AMH Class A common share closing price at September 30, 2021	$38.12
Market value of common shares and operating partnership units		14,705,652	78.7%

Total Market Capitalization		$18,671,083	100.0%

Preferred Shares	Earliest Redemption Date	Outstanding Shares			Annual Dividend Per Share	Annual Dividend Amount
Series			Per Share	Total
5.875% Series F Perpetual Preferred Shares	4/24/2022	6,200,000	$25.00	$155,000	$1.469	$9,106
5.875% Series G Perpetual Preferred Shares	7/17/2022	4,600,000	$25.00	115,000	$1.469	6,756
6.250% Series H Perpetual Preferred Shares	9/19/2023	4,600,000	$25.00	115,000	$1.563	7,188
Total preferred shares		15,400,000		$385,000		$23,050

Credit Ratios		Credit Ratings
Net Debt to Adjusted EBITDAre	5.3 x	Rating Agency	Rating	Outlook
Net Debt and Preferred Shares to Adjusted EBITDAre	5.9 x	Moody's Investor Service	Baa3	Stable
Fixed Charge Coverage	3.6 x	S&P Global Ratings	BBB-	Positive
Unencumbered Core NOI percentage	67.7%

Unsecured Senior Notes Covenant Ratios	Requirement		Actual
Ratio of Indebtedness to Total Assets	<	60.0%	29.2%
Ratio of Secured Debt to Total Assets	<	40.0%	15.7%
Ratio of Unencumbered Assets to Unsecured Debt	>	150.0%	551.8%
Ratio of Consolidated Income Available for Debt Service to Interest Expense	>	1.50 x	4.79 x

Unsecured Credit Facility Covenant Ratios	Requirement		Actual
Ratio of Total Indebtedness to Total Asset Value	<	60.0%	29.6%
Ratio of Secured Indebtedness to Total Asset Value	<	40.0%	14.8%
Ratio of Unsecured Indebtedness to Unencumbered Asset Value	<	60.0%	22.7%
Ratio of EBITDA to Fixed Charges	>	1.50 x	3.29 x
Ratio of Unencumbered NOI to Unsecured Interest Expense	>	1.75 x	9.97 x

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	18

American Homes 4 Rent
Top 20 Markets Summary as of September 30, 2021
Property Information (1)

Market	Number of Properties	Percentage of Total Properties	Gross Book Value per Property	Avg. Sq. Ft.	Avg. Age (years)
Atlanta, GA	5,404	9.7%	$197,702	2,165	17.3
Dallas-Fort Worth, TX	4,313	7.8%	168,879	2,117	17.4
Charlotte, NC	3,873	7.0%	202,143	2,097	16.9
Phoenix, AZ	3,291	5.9%	190,418	1,835	17.8
Houston, TX	2,917	5.3%	168,444	2,099	15.7
Nashville, TN	3,024	5.5%	225,588	2,106	15.6
Indianapolis, IN	2,916	5.3%	162,080	1,929	18.8
Tampa, FL	2,612	4.7%	210,645	1,944	14.8
Jacksonville, FL	2,640	4.8%	194,475	1,937	14.5
Raleigh, NC	2,156	3.9%	191,654	1,882	16.0
Columbus, OH	2,129	3.8%	181,596	1,869	19.5
Cincinnati, OH	2,099	3.8%	185,324	1,852	18.9
Orlando, FL	1,817	3.3%	193,181	1,902	18.7
Greater Chicago area, IL and IN	1,713	3.1%	186,003	1,871	20.1
Salt Lake City, UT	1,687	3.0%	271,706	2,196	16.9
Charleston, SC	1,385	2.5%	214,394	1,979	12.0
Las Vegas, NV	1,418	2.6%	221,721	1,869	15.2
Austin, TX (3)	781	1.4%	200,229	1,957	13.0
San Antonio, TX (3)	1,254	2.3%	180,099	1,951	13.9
Savannah/Hilton Head, SC	944	1.7%	187,872	1,875	13.5
All Other (4)	7,100	12.6%	217,564	1,902	16.6
Total/Average	55,473	100.0%	$197,368	1,987	16.7
Leasing Information (1)

Market	Avg. Occupied Days Percentage (2)	Avg. Monthly Realized Rent per Property (2)	Avg. Change in Rent for Renewals (2)	Avg. Change in Rent for Re-Leases (2)	Avg. Blended Change in Rent (2)
Atlanta, GA	97.0%	$1,803	6.1%	18.0%	9.8%
Dallas-Fort Worth, TX	96.8%	1,905	5.7%	13.7%	8.3%
Charlotte, NC	96.8%	1,761	5.6%	15.6%	8.9%
Phoenix, AZ	97.7%	1,685	8.1%	26.4%	13.6%
Houston, TX	96.0%	1,766	4.9%	10.0%	6.5%
Nashville, TN	97.0%	1,893	5.4%	13.8%	8.0%
Indianapolis, IN	96.5%	1,584	5.6%	15.0%	9.4%
Tampa, FL	98.2%	1,879	5.5%	17.9%	9.5%
Jacksonville, FL	97.6%	1,758	5.9%	17.8%	10.4%
Raleigh, NC	97.0%	1,677	5.2%	15.4%	8.6%
Columbus, OH	96.9%	1,820	5.7%	14.3%	8.5%
Cincinnati, OH	97.0%	1,771	5.8%	14.2%	9.0%
Orlando, FL	98.1%	1,844	4.9%	15.1%	7.9%
Greater Chicago area, IL and IN	97.9%	2,029	5.6%	13.7%	8.0%
Salt Lake City, UT	97.2%	1,986	6.4%	17.9%	9.7%
Charleston, SC	96.6%	1,903	5.3%	12.6%	8.4%
Las Vegas, NV	96.9%	1,828	6.9%	21.1%	11.3%
Austin, TX	96.1%	1,835	5.4%	14.9%	8.4%
San Antonio, TX	96.1%	1,716	5.2%	14.1%	8.4%
Savannah/Hilton Head, SC	98.5%	1,711	5.7%	17.2%	10.1%
All Other (4)	96.6%	1,853	5.0%	16.2%	8.7%
Total/Average	97.0%	$1,809	5.7%	15.9%	9.0%
(1)Property and leasing information excludes held for sale properties.
(2)Reflected for the three months ended September 30, 2021.
(3)263 properties were reclassified from Austin, TX to San Antonio, TX during the three months ended September 30, 2021 as a result of property reassignments between district offices.
(4)Represents 15 markets in 13 states.

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	19

American Homes 4 Rent
Property Additions

	3Q21 Additions		YTD 3Q21 Additions
Market	Number of Properties	Average Total Investment Cost (1)	Number of Properties	Average Total Investment Cost (1)
Atlanta, GA	172	$342,859	464	$320,240
Las Vegas, NV	132	374,105	291	348,656
Jacksonville, FL	98	328,200	220	304,691
Seattle, WA	81	453,294	106	434,221
Tucson, AZ	73	337,631	135	317,207
Phoenix, AZ	72	432,747	150	394,430
Salt Lake City, UT	71	447,878	94	424,559
Boise, ID	69	392,174	84	391,883
Cincinnati, OH	61	307,065	130	298,869
Nashville, TN	59	366,048	131	345,491
Charleston, SC	58	299,195	147	294,253
Tampa, FL	57	330,570	153	309,504
Indianapolis, IN	56	313,538	111	299,310
San Antonio, TX	49	278,288	137	259,046
Columbus, OH	43	334,544	70	327,297
Charlotte, NC	29	357,896	72	331,662
Savannah/Hilton Head, SC	28	322,727	28	322,727
Raleigh, NC	25	375,924	45	335,203
Colorado Springs, CO	23	471,127	30	464,071
Greenville, SC	23	285,954	35	260,277
All Other (2)	103	331,322	227	313,809
Total/Average	1,382	$357,709	2,860	$330,956
(1)Reflects on a per property basis Estimated Total Investment Cost of traditional channel acquisitions and purchase price, including closing costs, or total internal development costs of newly constructed homes.
(2)Represents 10 markets in seven states.
Property Dispositions

	Sep 30, 2021 Single-Family Properties Held for Sale	3Q21 Dispositions		YTD 3Q21 Dispositions
Market		Number of Properties	Average Net Proceeds per Property	Number of Properties	Average Net Proceeds per Property
Inland Empire, CA	143	11	$423,273	31	$406,747
Greater Chicago area, IL and IN	119	8	202,250	29	204,430
Houston, TX	81	15	209,600	44	209,610
Bay Area, CA	56	3	689,333	9	551,074
Central Valley, CA	54	2	305,000	8	251,687
Atlanta, GA	23	17	279,294	52	274,490
Dallas-Fort Worth, TX	18	3	344,667	20	320,809
Nashville, TN	13	2	401,500	16	295,630
Orlando, FL	12	2	292,500	11	259,440
Charlotte, NC	10	1	332,000	5	341,386
Tampa, FL	10	1	220,000	9	319,898
Cincinnati, OH	9	3	241,000	13	225,298
Miami, FL	9	2	317,000	5	276,083
Oklahoma City, OK	6	6	221,500	16	211,200
Austin, TX	5	2	425,000	18	248,306
San Antonio, TX	5	—	—	14	211,315
Indianapolis, IN	4	1	263,000	8	235,131
Milwaukee, WI	4	—	—	2	293,105
Raleigh, NC	4	2	100,000	7	254,732
Jacksonville, FL	3	—	—	2	230,583
All Other (1)	16	9	338,778	48	289,116
Total/Average	604	90	$298,511	367	$276,018
(1)Represents 16 markets in 10 states.

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	20

American Homes 4 Rent
AMH Development Pipeline Summary as of September 30, 2021

	YTD 3Q21 Deliveries			Sep 30, 2021 Lots for Future Delivery (1)
Market	Number of Properties	Average Total Investment Cost	Average Monthly Rent
Atlanta, GA	286	$286,000	$2,050	1,078
Las Vegas, NV	168	288,000	2,070	915
Seattle, WA	148	391,000	2,560	378
Charlotte, NC	122	298,000	2,110	755
Nashville, TN	120	298,000	2,080	723
Salt Lake City, UT	95	394,000	2,360	526
San Antonio, TX	83	237,000	1,940	16
Tampa, FL	78	257,000	2,010	914
Charleston, SC	77	260,000	1,940	1,064
Jacksonville, FL	71	263,000	1,930	725
Boise, ID	58	321,000	2,310	573
Orlando, FL	45	273,000	2,000	979
Phoenix, AZ	28	318,000	2,040	304
Denver, CO	5	340,000	2,260	395
Raleigh, NC	3	293,000	2,110	71
Columbus, OH	—	—	—	94
Total/Average	1,387	$302,000	$2,120	9,510

Estimated Delivery Timing

	Dec 31, 2020 Lots for Future Delivery (1)	YTD 3Q21 Lots Acquired	YTD 3Q21 Deliveries	Full Year Estimated 2021 Deliveries (3)	Deliveries Thereafter (3)
Consolidated development properties	5,875	3,417	923	1,275 – 1,325	7,992
Joint venture development properties (2)	1,196	409	464	725 – 775	855
Total development properties	7,071	3,826	1,387	2,000 – 2,100	8,847
(1)Represents lots owned by the Company for future home deliveries. Lots controlled in escrow are not included.
(2)Represents two unconsolidated joint ventures for each of which the Company holds a 20% interest.
(3)Reflects the Company’s latest development program estimates as of November 4, 2021.

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	21

American Homes 4 Rent
Lease Expirations

	MTM	4Q21	1Q22	2Q22	3Q22	Thereafter
Lease expirations	3,438	7,557	12,437	12,945	12,644	4,626
Share Repurchase / ATM Share Issuance History
(Amounts in thousands, except share and per share data)

	Share Repurchases			ATM Share Issuances
Period	Common Shares Repurchased	Purchase Price	Avg. Price Paid Per Share	Common Shares Issued	Gross Proceeds	Avg. Issuance Price Per Share
2018	1,804,163	$34,933	$19.36	—	$—	$—
2019	—	—	—	—	—	—
2020	—	—	—	86,130	2,414	28.03
1Q21	—	—	—	—	—	—
2Q21	—	—	—	—	—	—
3Q21	—	—	—	—	—	—
Total	1,804,163	34,933	$19.36	86,130	2,414	$28.03
	Remaining authorization:	$265,067		Remaining authorization:	$497,586
Home Price Appreciation Trends
The table below summarizes historic changes in the House Price Index of the Federal Housing Finance Agency (“FHFA”), known as the Quarterly Purchase-Only Index, specifically the non-seasonally adjusted “Purchase-Only Index” for the “100 Largest Metropolitan Statistical Areas.”

	HPA Index (1)											HPA Index Change
Market (2)	Dec 31, 2012	Dec 31, 2013	Dec 31, 2014	Dec 31, 2015	Dec 31, 2016	Dec 31, 2017	Dec 31, 2018	Dec 31, 2019	Dec 31, 2020	Mar 31, 2021	Jun 30, 2021
Atlanta, GA	100.0	114.2	122.3	132.0	143.0	152.6	165.1	174.0	191.8	197.9	208.3	108.3%
Dallas-Fort Worth, TX (3)	100.0	108.4	115.2	127.6	140.1	153.7	160.7	167.4	180.4	187.6	202.2	102.2%
Charlotte, NC	100.0	113.4	118.8	126.8	136.6	148.2	157.5	165.1	185.9	195.1	206.0	106.0%
Phoenix, AZ	100.0	118.0	123.3	135.9	146.1	157.2	170.2	180.7	207.3	219.9	238.0	138.0%
Houston, TX	100.0	110.8	123.1	130.1	133.0	137.0	139.7	144.4	150.2	155.7	158.8	58.8%
Nashville, TN	100.0	111.0	117.4	131.1	141.1	156.6	165.0	173.2	190.4	199.8	211.6	111.6%
Indianapolis, IN	100.0	106.4	112.3	117.8	124.5	134.2	142.3	152.7	170.6	178.8	185.4	85.4%
Tampa, FL	100.0	113.0	121.1	132.3	149.1	160.4	173.4	186.6	208.4	217.6	235.6	135.6%
Jacksonville, FL	100.0	114.2	121.7	127.7	142.3	150.6	166.7	177.6	189.9	201.3	211.2	111.2%
Raleigh, NC	100.0	106.7	111.6	120.0	130.8	135.8	146.0	153.0	167.4	173.7	185.3	85.3%
Columbus, OH	100.0	108.9	114.5	120.8	131.5	141.8	148.9	157.4	175.9	183.1	195.1	95.1%
Cincinnati, OH	100.0	104.9	111.2	115.7	121.4	128.3	136.2	143.2	160.3	166.2	176.2	76.2%
Orlando, FL	100.0	110.3	123.5	135.4	144.9	158.9	168.6	184.6	195.9	202.9	214.5	114.5%
Greater Chicago, IL and IN	100.0	111.0	115.1	118.8	126.3	130.5	133.7	135.5	146.5	149.5	157.4	57.4%
Salt Lake City, UT	100.0	109.4	114.5	123.2	133.0	146.5	158.8	170.4	196.9	210.4	228.8	128.8%
Charleston, SC (4)	100.0	109.4	119.9	137.0	148.0	165.5	165.8	171.4	189.9	194.1	215.3	115.3%
Las Vegas, NV	100.0	125.1	141.3	149.0	161.5	182.0	207.9	215.9	232.9	242.4	261.2	161.2%
Austin, TX	100.0	110.1	121.4	133.3	144.7	154.7	161.9	176.8	201.4	223.2	254.6	154.6%
San Antonio, TX	100.0	101.1	108.0	113.9	124.7	133.8	137.7	145.4	157.2	165.5	173.1	73.1%
Savannah/Hilton Head, SC (4)	100.0	109.4	119.9	137.0	148.0	165.5	165.8	171.4	189.9	194.1	215.3	115.3%
Average												106.7%
(1)Updates to the Quarterly Purchase-Only Index are released by the FHFA on approximately the 20th day of the second month following quarter-end. Accordingly, information in the above table has been presented through June 30, 2021. For the illustrative purposes of this table, the HPA Index has been indexed as of December 31, 2012, and, as such, HPA Index values presented are relative measures calculated in relation to the baseline index value of 100.0 as of December 31, 2012.
(2)Reflects top 20 markets as of September 30, 2021.
(3)Our Dallas-Fort Worth, TX market is comprised of the Dallas-Plano-Irving and Fort Worth-Arlington-Grapevine Metropolitan Divisions.
(4)Our Charleston, SC and Savannah/Hilton Head, SC markets are both indexed to the Charleston-North Charleston Metropolitan Division.

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	22

American Homes 4 Rent
2021 Guidance
The Company is providing revised 2021 guidance based on its current and expected views of the single-family rental market and general economic conditions. However, the extent to which the pandemic may continue to impact us and our residents will continue to depend on future developments. These include resurgences, new variants or strains, such as the Delta variant, the impact of government regulations, vaccine adoption rates (including boosters), the effectiveness of vaccines, employee retention issues resulting from vaccine mandates, and the direct and indirect economic effects of the pandemic and containment measures, among others. We will continue to monitor these events which may result in future revisions to our guidance estimates.
Guidance Summary

Full Year 2021
	Previous Guidance	Current Guidance
Core FFO attributable to common share and unit holders	$1.29 - $1.35	$1.34 - $1.38
Core FFO attributable to common share and unit holders growth	11.2% - 16.4%	15.5% - 19.0%

Same-Home
Core revenues growth	5.00% - 6.00%	6.50% - 7.00%
Core property operating expenses growth	4.00% - 5.50%	4.25% - 5.25%
Core NOI growth	5.25% - 6.75%	7.50% - 8.50%

Changes to Full Year 2021 guidance:
•Updates to Full Year 2021 guidance reflect strengthened core revenues outlook primarily driven by strong occupancy and leasing results as well as additional contribution from our external growth program which we have increased by approximately $200 million to a new range of $1.6 billion to $1.8 billion, which now includes between 3,700 and 4,100 wholly-owned inventory additions as well as increased investments into our wholly-owned land and development pipeline and pro-rata share of joint venture investments. When combined with 100% of gross joint venture investments, we now expect to deploy total gross capital of $1.8 billion to $2.0 billion for the year.
Note: The Company does not provide guidance for the most comparable GAAP financial measures of net income or loss, total revenues and property operating expenses, or a reconciliation of the above-listed forward-looking non-GAAP financial measures to the comparable GAAP financial measures because we are unable to reasonably predict certain items contained in the GAAP measures, including non-recurring and infrequent items that are not indicative of the Company’s ongoing operations. Such items include, but are not limited to, net gain or loss on sales and impairment of single-family properties, casualty loss, Non-Same-Home revenues and Non-Same-Home property operating expenses. These items are uncertain, depend on various factors and could have a material impact on our GAAP results for the guidance period.

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	23

American Homes 4 Rent
Defined Terms and Non-GAAP Reconciliations
(Unaudited)

Average Blended Change in Rent
The percentage change in rent on all non-month-to-month lease renewals and re-leases during the period, compared to the annual rent of the previous expired non-month-to-month comparable long-term lease for each individual property.

Average Change in Rent for Re-Leases
The percentage change in annual rent on properties re-leased during the period, compared to the annual rent of the comparable long-term previous expired lease for each individual property.

Average Change in Rent for Renewals
The percentage change in rent on non-month-to-month comparable long-term lease renewals during the period.

Average Monthly Realized Rent
For the related period, Average Monthly Realized Rent is calculated as the lease component of rents and other single-family property revenues (i.e., rents from single-family properties) divided by the product of (a) number of properties and (b) Average Occupied Days Percentage, divided by the number of months. For properties partially owned during the period, this calculation is adjusted to reflect the number of days of ownership.

Average Occupied Days Percentage
The number of days a property is occupied in the period divided by the total number of days the property is owned during the same period after initially being placed in-service. This calculation excludes properties classified as held for sale except where presented for the Total Single-Family Properties portfolio.

Core Net Operating Income (“Core NOI”) and Same-Home Core NOI After Capital Expenditures
Core NOI, which we also present separately for our Same-Home, unencumbered and encumbered portfolios, is a supplemental non-GAAP financial measure that we define as core revenues, which is calculated as rents and other single-family property revenues, excluding expenses reimbursed by tenant charge-backs, less core property operating expenses, which is calculated as property operating and property management expenses, excluding noncash share-based compensation expense and expenses reimbursed by tenant charge-backs.

Core NOI also excludes (1) gain or loss on early extinguishment of debt, (2) hurricane-related charges, net, which result in material charges to the impacted single-family properties, (3) gains and losses from sales or impairments of single-family properties and other, (4) depreciation and amortization, (5) acquisition and other transaction costs incurred with business combinations and the acquisition or disposition of properties as well as nonrecurring items unrelated to ongoing operations, (6) noncash share-based compensation expense, (7) interest expense, (8) general and administrative expense, and (9) other income and expense, net. We believe Core NOI provides useful information to investors about the operating performance of our single-family properties without the impact of certain operating expenses that are reimbursed through tenant charge-backs. We further adjust Core NOI for our Same-Home portfolio by subtracting Recurring Capital Expenditures to calculate Same-Home Core NOI After Capital Expenditures, which we believe provides useful information to investors because it more fully reflects our operating performance after the impact of all property-level expenditures, regardless of whether they are capitalized or expensed.

Core NOI and Same-Home Core NOI After Capital Expenditures should be considered only as supplements to net income or loss as a measure of our performance and should not be used as measures of our liquidity, nor are they indicative of funds available to fund our cash needs, including our ability to pay dividends or make distributions. Additionally, these metrics should not be used as substitutes for net income or loss or net cash flows from operating activities (as computed in accordance with GAAP).

24

American Homes 4 Rent
Defined Terms and Non-GAAP Reconciliations (continued)
(Unaudited)

The following are reconciliations of core revenues, Same-Home core revenues, core property operating expenses, Same-Home core property operating expenses, Core NOI, Same-Home Core NOI and Same-Home Core NOI After Capital Expenditures to their respective GAAP metrics for the three and nine months ended September 30, 2021 and 2020 (amounts in thousands):

	For the Three Months Ended Sep 30,		For the Nine Months Ended Sep 30,
	2021	2020	2021	2020
Core revenues and Same-Home core revenues
Rents and other single-family property revenues	$339,563	$307,932	$965,790	$875,963
Tenant charge-backs	(52,723)	(49,935)	(136,532)	(125,377)
Core revenues	286,840	257,997	829,258	750,586
Less: Non-Same-Home core revenues	40,519	28,395	109,298	75,210
Same-Home core revenues	$246,321	$229,602	$719,960	$675,376

Core property operating expenses and Same-Home core property operating expenses
Property operating expenses	$134,694	$126,174	$369,966	$344,107
Property management expenses	24,562	21,976	70,677	67,512
Noncash share-based compensation - property management	(680)	(447)	(2,278)	(1,327)
Expenses reimbursed by tenant charge-backs	(52,723)	(49,935)	(136,532)	(125,377)
Core property operating expenses	105,853	97,768	301,833	284,915
Less: Non-Same-Home core property operating expenses	15,458	12,275	42,557	35,364
Same-Home core property operating expenses	$90,395	$85,493	$259,276	$249,551

Core NOI, Same-Home Core NOI and Same-Home Core NOI After Capital Expenditures
Net income	$48,501	$40,153	$149,236	$109,487
Gain on sale and impairment of single-family properties and other, net	(9,572)	(12,206)	(36,401)	(28,522)
Depreciation and amortization	94,494	86,996	275,682	254,653
Acquisition and other transaction costs	3,279	1,616	11,093	5,719
Noncash share-based compensation - property management	680	447	2,278	1,327
Interest expense	31,097	29,267	86,630	88,540
General and administrative expense	12,647	12,570	40,645	35,329
Other income and expense, net	(139)	1,386	(1,738)	(862)
Core NOI	180,987	160,229	527,425	465,671
Less: Non-Same-Home Core NOI	25,061	16,120	66,741	39,846
Same-Home Core NOI	155,926	144,109	460,684	425,825
Less: Same-Home Recurring Capital Expenditures	14,796	13,677	34,977	33,115
Same-Home Core NOI After Capital Expenditures	$141,130	$130,432	$425,707	$392,710

25

American Homes 4 Rent
Defined Terms and Non-GAAP Reconciliations (continued)
(Unaudited)

The following are reconciliations of core revenues, Same-Home core revenues, core property operating expenses, Same-Home core property operating expenses, Core NOI, Same-Home Core NOI, Same-Home Core NOI After Capital Expenditures, Unencumbered Core NOI and Encumbered Core NOI to their respective GAAP metrics for the trailing five quarters (amounts in thousands):

	For the Three Months Ended
	Sep 30, 2021	Jun 30, 2021	Mar 31, 2021	Dec 31, 2020	Sep 30, 2020
Core revenues and Same-Home core revenues
Rents and other single-family property revenues	$339,563	$313,654	$312,573	$296,551	$307,932
Tenant charge-backs	(52,723)	(38,014)	(45,795)	(35,430)	(49,935)
Core revenues	286,840	275,640	266,778	261,121	257,997
Less: Non-Same-Home core revenues	40,519	36,120	32,659	30,224	28,395
Same-Home core revenues	$246,321	$239,520	$234,119	$230,897	$229,602

Core property operating expenses and Same-Home core property operating expenses
Property operating expenses	$134,694	$116,578	$118,694	$106,160	$126,174
Property management expenses	24,562	22,416	23,699	22,380	21,976
Noncash share-based compensation - property management	(680)	(599)	(999)	(418)	(447)
Expenses reimbursed by tenant charge-backs	(52,723)	(38,014)	(45,795)	(35,430)	(49,935)
Core property operating expenses	105,853	100,381	95,599	92,692	97,768
Less: Non-Same-Home core property operating expenses	15,458	13,955	13,144	11,797	12,275
Same-Home core property operating expenses	$90,395	$86,426	$82,455	$80,895	$85,493

Core NOI, Same-Home Core NOI and Same-Home Core NOI After Capital Expenditures
Net income	$48,501	$51,814	$48,921	$45,342	$40,153
Gain on sale and impairment of single-family properties and other, net	(9,572)	(10,760)	(16,069)	(10,251)	(12,206)
Depreciation and amortization	94,494	91,117	90,071	88,500	86,996
Acquisition and other transaction costs	3,279	2,968	4,846	3,579	1,616
Noncash share-based compensation - property management	680	599	999	418	447
Interest expense	31,097	27,528	28,005	28,498	29,267
General and administrative expense	12,647	12,793	15,205	13,188	12,570
Other income and expense, net	(139)	(800)	(799)	(845)	1,386
Core NOI	180,987	175,259	171,179	168,429	160,229
Less: Non-Same-Home Core NOI	25,061	22,165	19,515	18,427	16,120
Same-Home Core NOI	155,926	153,094	151,664	150,002	144,109
Less: Same-Home Recurring Capital Expenditures	14,796	11,638	8,543	8,583	13,677
Same-Home Core NOI After Capital Expenditures	$141,130	$141,456	$143,121	$141,419	$130,432

Unencumbered Core NOI and Encumbered Core NOI
Core NOI	$180,987	$175,259	$171,179	$168,429	$160,229
Less: Encumbered Core NOI	57,191	56,243	55,712	55,432	52,573
Unencumbered Core NOI	$123,796	$119,016	$115,467	$112,997	$107,656

26

American Homes 4 Rent
Defined Terms and Non-GAAP Reconciliations (continued)
(Unaudited)

Credit Ratios
We present the following selected metrics because we believe they are helpful as supplemental measures in assessing the Company’s ability to service its financing obligations and in evaluating balance sheet leverage against that of other real estate companies. The tables below reconcile these metrics, which are calculated in part based on several non-GAAP financial measures.

Net Debt to Adjusted EBITDAre and Net Debt and Preferred Shares to Adjusted EBITDAre

(Amounts in thousands)	Sep 30, 2021	Jun 30, 2021	Mar 31, 2021	Dec 31, 2020	Sep 30, 2020
Total Debt	$3,580,431	$3,456,214	$2,922,374	$2,848,492	$2,853,883
Less: cash and cash equivalents	(63,997)	(40,585)	(75,237)	(137,060)	(315,808)
Less: asset-backed securitization certificates	(25,666)	(25,666)	(25,666)	(25,666)	(25,666)
Less: restricted cash related to securitizations	(36,559)	(42,115)	(40,439)	(36,015)	(35,315)
Net debt	$3,454,209	$3,347,848	$2,781,032	$2,649,751	$2,477,094
Preferred shares at liquidation value	385,000	385,000	883,750	883,750	883,750
Net debt and preferred shares	$3,839,209	$3,732,848	$3,664,782	$3,533,501	$3,360,844

Adjusted EBITDAre - TTM	$656,090	$636,857	$611,661	$598,806	$588,847

Net Debt to Adjusted EBITDAre	5.3 x	5.3 x	4.5 x	4.4 x	4.2 x

Net Debt and Preferred Shares to Adjusted EBITDAre	5.9 x	5.9 x	6.0 x	5.9 x	5.7 x

Fixed Charge Coverage

(Amounts in thousands)	For the Trailing Twelve Months Ended Sep 30, 2021
Interest expense per income statement	$115,128
Less: amortization of discounts, loan costs and cash flow hedge	(8,157)
Add: capitalized interest	27,296
Cash interest	134,267
Dividends on preferred shares	45,942
Fixed charges	$180,209

Adjusted EBITDAre - TTM	$656,090

Fixed Charge Coverage	3.6 x
Unencumbered Core NOI Percentage

	For the Three Months Ended				For the Trailing Twelve Months Ended Sep 30, 2021
(Amounts in thousands)	Dec 31, 2020	Mar 31, 2021	Jun 30, 2021	Sep 30, 2021
Unencumbered Core NOI	$112,997	$115,467	$119,016	$123,796	$471,276
Core NOI	168,429	171,179	175,259	180,987	695,854
Unencumbered Core NOI Percentage					67.7%

27

American Homes 4 Rent
Defined Terms and Non-GAAP Reconciliations (continued)
(Unaudited)

EBITDA / EBITDAre / Adjusted EBITDAre / Fully Adjusted EBITDAre / Adjusted EBITDAre Margin / Fully Adjusted EBITDAre Margin
EBITDA is defined as earnings before interest, taxes, depreciation and amortization. EBITDA is a non-GAAP financial measure and is used by us and others as a supplemental measure of performance. EBITDAre is a supplemental non-GAAP financial measure, which we calculate in accordance with the definition approved by the National Association of Real Estate Investment Trusts (“NAREIT”) by adjusting EBITDA for gains and losses from sales or impairments of single-family properties and adjusting for unconsolidated partnerships and joint ventures on the same basis. Adjusted EBITDAre is a supplemental non-GAAP financial measure calculated by adjusting EBITDAre for (1) acquisition and other transaction costs incurred with business combinations and the acquisition or disposition of properties as well as nonrecurring items unrelated to ongoing operations, (2) noncash share-based compensation expense, (3) hurricane-related charges, net which result in material charges to the impacted single-family properties, and (4) gain or loss on early extinguishment of debt. Fully Adjusted EBITDAre is a supplemental non-GAAP financial measure calculated by adjusting Adjusted EBITDAre for (1) Recurring Capital Expenditures and (2) leasing costs. Adjusted EBITDAre Margin is a supplemental non-GAAP financial measure calculated as Adjusted EBITDAre divided by rents and other single-family property revenues, net of tenant charge-backs and adjusted for income from unconsolidated joint ventures. Fully Adjusted EBITDAre Margin is a supplemental non-GAAP financial measure calculated as Fully Adjusted EBITDAre divided by rents and other single-family property revenues, net of tenant charge-backs and adjusted for income from unconsolidated joint ventures. We believe these metrics provide useful information to investors because they exclude the impact of various income and expense items that are not indicative of operating performance.

28

American Homes 4 Rent
Defined Terms and Non-GAAP Reconciliations (continued)
(Unaudited)

The following is a reconciliation of net income, as determined in accordance with GAAP, to EBITDA, EBITDAre, Adjusted EBITDAre, Fully Adjusted EBITDAre, Adjusted EBITDAre Margin and Fully Adjusted EBITDAre Margin for the three and nine months ended September 30, 2021 and 2020 (amounts in thousands):

	For the Three Months Ended Sep 30,		For the Nine Months Ended Sep 30,
	2021	2020	2021	2020
Net income	$48,501	$40,153	$149,236	$109,487
Interest expense	31,097	29,267	86,630	88,540
Depreciation and amortization	94,494	86,996	275,682	254,653
EBITDA	$174,092	$156,416	$511,548	$452,680

Gain on sale and impairment of single-family properties and other, net	(9,572)	(12,206)	(36,401)	(28,522)
Adjustments for unconsolidated joint ventures	723	393	1,554	1,019
EBITDAre	$165,243	$144,603	$476,701	$425,177

Noncash share-based compensation - general and administrative	1,557	1,723	7,722	4,741
Noncash share-based compensation - property management	680	447	2,278	1,327
Acquisition, other transaction costs and other (1)	3,279	4,753	11,093	9,265
Adjusted EBITDAre	$170,759	$151,526	$497,794	$440,510

Recurring Capital Expenditures	(16,921)	(15,397)	(39,789)	(36,292)
Leasing costs	(792)	(1,157)	(2,672)	(3,059)
Fully Adjusted EBITDAre	$153,046	$134,972	$455,333	$401,159

Rents and other single-family property revenues	$339,563	$307,932	$965,790	$875,963
Less: tenant charge-backs	(52,723)	(49,935)	(136,532)	(125,377)
Adjustments for unconsolidated joint ventures - income	2,757	1,761	7,395	3,904
Rents and other single-family property revenues, net of tenant charge-backs and adjustments for unconsolidated joint ventures	$289,597	$259,758	$836,653	$754,490

Adjusted EBITDAre Margin	59.0%	58.3%	59.5%	58.4%

Fully Adjusted EBITDAre Margin	52.8%	52.0%	54.4%	53.2%
(1)Included in acquisition, other transaction costs and other is a net $2.9 million nonrecurring expense related to a legal matter involving a former employee during the three and nine months ended September 30, 2020.

29

American Homes 4 Rent
Defined Terms and Non-GAAP Reconciliations (continued)
(Unaudited)

The following is a reconciliation of net income, as determined in accordance with GAAP, to EBITDA, EBITDAre and Adjusted EBITDAre for the following trailing twelve month periods (amounts in thousands):

	For the Trailing Twelve Months Ended
	Sep 30, 2021	Jun 30, 2021	Mar 31, 2021	Dec 31, 2020	Sep 30, 2020
Net income	$194,578	$186,230	$166,223	$154,829	$150,951
Interest expense	115,128	113,298	115,328	117,038	119,703
Depreciation and amortization	364,182	356,684	350,403	343,153	337,872
EBITDA	$673,888	$656,212	$631,954	$615,020	$608,526

Gain on sale and impairment of single-family properties and other, net	(46,652)	(49,286)	(48,523)	(38,773)	(38,920)
Adjustments for unconsolidated joint ventures	1,887	1,557	1,496	1,352	1,840
EBITDAre	$629,123	$608,483	$584,927	$577,599	$571,446

Noncash share-based compensation - general and administrative	9,554	9,720	9,546	6,573	5,687
Noncash share-based compensation - property management	2,696	2,463	2,305	1,745	1,680
Acquisition, other transaction costs and other (1)	14,717	16,191	14,883	12,889	10,034
Adjusted EBITDAre	$656,090	$636,857	$611,661	$598,806	$588,847
(1)Included in acquisition, other transaction costs and other is a net $2.9 million nonrecurring expense related to a legal matter involving a former employee during the three months ended September 30, 2020.

Estimated Total Investment Cost
Represents the sum of purchase price, closing costs and if applicable, estimated initial renovation costs for homes purchased through traditional broker and trustee channels.

FFO / Core FFO / Adjusted FFO attributable to common share and unit holders
FFO attributable to common share and unit holders is a non-GAAP financial measure that we calculate in accordance with the definition approved by NAREIT, which defines FFO as net income or loss calculated in accordance with GAAP, excluding gains and losses from sales or impairment of real estate, plus real estate-related depreciation and amortization (excluding amortization of deferred financing costs and depreciation of non-real estate assets), and after adjustments for unconsolidated partnerships and joint ventures to reflect FFO on the same basis.

Core FFO attributable to common share and unit holders is a non-GAAP financial measure that we use as a supplemental measure of our performance. We compute this metric by adjusting FFO attributable to common share and unit holders for (1) acquisition and other transaction costs incurred with business combinations and the acquisition or disposition of properties as well as nonrecurring items unrelated to ongoing operations, (2) noncash share-based compensation expense, (3) hurricane-related charges, net, which result in material charges to the impacted single-family properties, (4) gain or loss on early extinguishment of debt and (5) the allocation of income to our perpetual preferred shares in connection with their redemption.

Adjusted FFO attributable to common share and unit holders is a non-GAAP financial measure that we use as a supplemental measure of our performance. We compute this metric by adjusting Core FFO attributable to common share and unit holders for (1) Recurring Capital Expenditures that are necessary to help preserve the value and maintain functionality of our properties and (2) capitalized leasing costs incurred during the period. As a portion of our homes are recently developed, acquired and/or renovated, we estimate Recurring Capital Expenditures for our entire portfolio by multiplying (a) current period actual Recurring Capital Expenditures per Same-Home Property by (b) our total number of properties, excluding newly acquired non-stabilized properties and properties classified as held for sale.

30

American Homes 4 Rent
Defined Terms and Non-GAAP Reconciliations (continued)
(Unaudited)

We present FFO attributable to common share and unit holders, as well as on a per FFO share and unit basis, because we consider this metric to be an important measure of the performance of real estate companies, as do many investors and analysts in evaluating the Company. We believe that FFO attributable to common share and unit holders provides useful information to investors because this metric excludes depreciation, which is included in computing net income and assumes the value of real estate diminishes predictably over time. We believe that real estate values fluctuate due to market conditions and in response to inflation. We also believe that Core FFO and Adjusted FFO attributable to common share and unit holders, as well as on a per FFO share and unit basis, provide useful information to investors because they allow investors to compare our operating performance to prior reporting periods without the effect of certain items that, by nature, are not comparable from period to period.

FFO, Core FFO and Adjusted FFO attributable to common share and unit holders are not a substitute for net income or net cash provided by operating activities, each as determined in accordance with GAAP, as a measure of our operating performance, liquidity or ability to pay dividends. These metrics also are not necessarily indicative of cash available to fund future cash needs. Because other REITs may not compute these measures in the same manner, they may not be comparable among REITs.

Refer to Funds from Operations for a reconciliation of these metrics to net income attributable to common shareholders, determined in accordance with GAAP.

FFO Shares and Units
Includes weighted-average common shares and operating partnership units outstanding, as well as potentially dilutive securities.

Occupied Property
A property is classified as occupied upon commencement (i.e., start date) of a lease agreement, which can occur contemporaneously with or subsequent to execution (i.e., signature).

31

American Homes 4 Rent
Defined Terms and Non-GAAP Reconciliations (continued)
(Unaudited)

Platform Efficiency Percentage
Platform costs, including (1) property management expenses, net of tenant charge-backs and excluding noncash share-based compensation expense, (2) general and administrative expense, excluding noncash share-based compensation expense and (3) leasing costs, as a percentage of rents and other single-family property revenues, net of tenant charge-backs.

	For the Three Months Ended Sep 30,		For the Nine Months Ended Sep 30,
(Amounts in thousands)	2021	2020	2021	2020
Property management expenses	$24,562	$21,976	$70,677	$67,512
Less: tenant charge-backs	(1,069)	(659)	(2,232)	(2,638)
Less: noncash share-based compensation - property management	(680)	(447)	(2,278)	(1,327)
Property management expenses, net	22,813	20,870	66,167	63,547

General and administrative expense	12,647	12,570	40,645	35,329
Less: noncash share-based compensation - general and administrative	(1,557)	(1,723)	(7,722)	(4,741)
General and administrative expense, net	11,090	10,847	32,923	30,588

Leasing costs	792	1,157	2,672	3,059

Platform costs	$34,695	$32,874	$101,762	$97,194

Rents and other single-family property revenues	$339,563	$307,932	$965,790	$875,963
Less: tenant charge-backs	(52,723)	(49,935)	(136,532)	(125,377)
Total portfolio rents and fees	$286,840	$257,997	$829,258	$750,586

Platform Efficiency Percentage	12.1%	12.7%	12.3%	12.9%

Property Enhancing Capex
Includes elective capital expenditures to enhance the operating profile of a property, such as investments to increase future revenues or reduce maintenance expenditures.

Recurring Capital Expenditures
For our Same-Home portfolio, Recurring Capital Expenditures includes replacement costs and other capital expenditures recorded during the period that are necessary to help preserve the value and maintain functionality of our properties. For our total portfolio, we calculate Recurring Capital Expenditures by multiplying (a) current period actual Recurring Capital Expenditures per Same-Home property by (b) our total number of properties, excluding newly acquired non-stabilized properties and properties classified as held for sale.

32

American Homes 4 Rent
Defined Terms and Non-GAAP Reconciliations (continued)
(Unaudited)

Retained Cash Flow
Retained Cash Flow is a non-GAAP financial measure that we believe is helpful as a supplemental measure in assessing the Company’s liquidity. This metric is computed by reducing Adjusted FFO attributable to common share and unit holders by common distributions.

Refer to Funds from Operations for a reconciliation of Adjusted FFO attributable to common share and unit holders to net income attributable to common shareholders, determined in accordance with GAAP. The following is a reconciliation of Adjusted FFO attributable to common share and unit holders to Retained Cash Flow (amounts in thousands):

For the Three Months Ended Sep 30, 2021
Adjusted FFO attributable to common share and unit holders	$113,292
Common distributions	(37,551)
Retained Cash Flow	$75,741

Same-Home Property
A property is classified as Same-Home if it has been stabilized longer than 90 days prior to the beginning of the earliest period presented under comparison. A property is removed from Same-Home if it has been classified as held for sale or has been taken out of service as a result of a casualty loss.

Stabilized Property
A property acquired individually (i.e., not through a bulk purchase) is classified as stabilized once it has been renovated by the Company or newly constructed and then initially leased or available for rent for a period greater than 90 days. Properties acquired through a bulk purchase are first considered non-stabilized, as an entire group, until (1) we have owned them for an adequate period of time to allow for complete on-boarding to our operating platform, and (2) a substantial portion of the properties have experienced tenant turnover at least once under our ownership, providing the opportunity for renovations and improvements to meet our property standards. After such time has passed, properties acquired through a bulk purchase are then evaluated on an individual property basis under our standard stabilization criteria.

Total Debt
Includes principal balances on asset-backed securitizations, unsecured senior notes and borrowings outstanding under our revolving credit facility as of period end, and excludes unamortized discounts and unamortized deferred financing costs.

Total Market Capitalization
Includes the market value of all outstanding common shares and operating partnership units (based on the NYSE AMH Class A common share closing price as of period end), the current liquidation value of preferred shares as of period end and Total Debt.

Turnover Rate
The number of tenant move-outs during the period divided by the total number of properties.

33

American Homes 4 Rent
Defined Terms and Non-GAAP Reconciliations (continued)
(Unaudited)

Unsecured Senior Notes Covenant Ratios and Unsecured Credit Facility Covenant Ratios
Debt covenant compliance ratios for the unsecured senior notes show the Company’s compliance with selected covenants provided in the Indenture dated as of February 7, 2018, as supplemented by the First Supplemental Indenture dated as of February 7, 2018 for the 2028 Unsecured Senior Notes, the Second Supplemental Indenture dated as of January 23, 2019 for the 2029 Unsecured Senior Notes, the Third Supplemental Indenture dated as of July 8, 2021 for the 2031 Unsecured Senior Notes, and the Fourth Supplemental Indenture dated as of July 8, 2021 for the 2051 Unsecured Senior Notes, which have been filed as exhibits to the Company’s SEC reports. The ratios for the Unsecured Credit Facility covenants show the Company’s compliance with selected covenants provided in the Credit Agreement dated as of August 17, 2016, as amended by Amendment No. 1 to Credit Agreement dated as of June 30, 2017 and Amendment No. 2 to Credit Agreement dated as of April 15, 2021, which have been filed as exhibits to the Company’s SEC reports.

The debt covenant compliance ratios are provided only to show the Company’s compliance with certain covenants contained in the Indenture governing its unsecured debt securities and in the Credit Agreement, as of the date reported. These ratios should not be used for any other purpose, including without limitation to evaluate the Company’s financial condition or results of operations, nor do they indicate the Company’s covenant compliance as of any other date or for any other period. The capitalized terms in the disclosure are defined in the Indenture or the Credit Agreement, and may differ materially from similar terms used elsewhere in this document and used by other companies that present information about their covenant compliance. For risks related to failure to comply with these covenants, see “Risk Factors – Risks Related to Our Business” and other risks discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, and in the Company’s subsequent filings with the SEC.

34

Executive Management

David P. Singelyn	Jack Corrigan
Chief Executive Officer	Chief Investment Officer

Bryan Smith	Christopher C. Lau
Chief Operating Officer	Chief Financial Officer

Sara H. Vogt-Lowell
Chief Legal Officer

Corporate Information	Investor Relations

American Homes 4 Rent	(855) 794-AH4R (2447)
23975 Park Sorrento, Suite 300	investors@ah4r.com
Calabasas, CA 91302
(805) 413-5300
www.americanhomes4rent.com

WA
OR
ID
NV
UT
CA
CO
AZ
NM
TX
OK
WI
IL
IN
OH
KY
TN
NC
SC
MS
GA
FL
Corporate & Property Management Headquarters
Property Management Offices
AMH State Presence

Analyst Coverage (1)

B. Riley Securities	BTIG	Barclays	Berenberg Capital Markets
Craig Kucera	Ryan Gilbert	Anthony Powell	Keegan Carl
craigkucera@brileyfbr.com	rgilbert@btig.com	anthony.powell@barclays.com	keegan.carl@berenberg-us.com

BofA Global Research	Citi	Credit Suisse	Evercore ISI
Jeff Spector	Nicholas Joseph	Sam Choe	Steve Sakwa
jeff.spector@bofa.com	nicholas.joseph@citi.com	samuel.choe@credit-suisse.com	steve.sakwa@evercoreisi.com

Goldman Sachs	Green Street	JMP Securities	J.P. Morgan Securities
Chandni Luthra	John Pawlowski	Aaron Hecht	Anthony Paolone
chandni.luthra@gs.com	jpawlowski@greenstreet.com	ahecht@jmpsecurities.com	anthony.paolone@jpmorgan.com

Janney Montgomery Scott	Keefe, Bruyette & Woods, Inc.	Mizuho Securities USA Inc.	Morgan Stanley
Tyler Batory	Jade Rahmani	Haendel St. Juste	Richard Hill
tbatory@janney.com	jrahmani@kbw.com	haendel.st.juste@mizuho-sc.com	richard.hill1@morganstanley.com

RBC Capital Markets	Raymond James & Associates, Inc.	Wells Fargo Securities	Wolfe Research
Brad Heffern	Buck Horne	Todd Stender	Andrew Rosivach
brad.heffern@rbccm.com	buck.horne@raymondjames.com	todd.stender@wellsfargo.com	arosivach@wolferesearch.com

Zelman & Associates
Alexander Kalmus
alex@zelmanassociates.com
(1)The sell-side analysts listed above follow American Homes 4 Rent (“AMH”). Any opinions, estimates or forecasts regarding AMH’s performance made by these analysts are theirs alone and do not represent the opinions, forecasts or predictions of AMH or its management. AMH does not by its reference above or distribution imply its endorsement of or concurrence with such information, conclusions, or recommendations. The above list may not be complete and is subject to change as firms add or discontinue coverage.